As filed with the Securities and Exchange Commission on October 17, 2008

File No. 333-150829

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALL TEES, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	26-0875402
(State or jurisdiction of incorporation or organization)	(Primary Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

7405 Armstrong, Rowlett, Texas 75088     (214) 883-0140
(Address, including the ZIP code & telephone number, including area code of Registrant's principal executive office)

7405 Armstrong, Rowlett, Texas 75088     (214) 883-0140
 (Address of principal place of business or intended principal place of business)

William Lewis
7405 Armstrong, Rowlett, Texas 75088     (214) 883-0140
 (Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:	J Hamilton McMenamy
Law Offices of J. Hamilton McMenamy, P.C.
8222 Douglas, Suite 850
Dallas, Texas 75225
(214) 706-0938 Tel
(214) 550-8179 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|
 _______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” ”accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of ecurities to be Registered	Amount To be Registered	Proposed Offering Price Per Share (1)	Minimum/Maximum Proposed Aggregate Offering (1)	Amount of Registration Fee

Common stock, $0.001 par value
Minimum	150,000	$0.50	$75,000	$10
Maximum	1,000,000	$0.50	$500,000	$64

Total maximum	1,000,000	$0.50	$500,000	$64

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. |X|

(1) Estimated solely for the purpose of calculating the registration fee.

Initial public offering prospectus

Hall Tees, Inc.

Minimum of 150,000 shares of common stock, and a
Maximum of 1,000,000 shares of common stock
$0.50 per share

We are making a best efforts offering to sell common stock in our company. The common stock will be sold by our sole officer and director, William Lewis after the effective date of this registration statement. The offering price was determined arbitrarily and we will raise a minimum of $75,000 and a maximum of $500,000. The money we raise in this offering before the minimum amount, $75,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. The separate segregated bank account will not be a trust account. The offering will end on July 14 , 2009 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. There is no minimum purchase requirement for subscribers.

The Offering:
150,000 shares Minimum offering	1,000,000 shares Maximum offering

	Per Share	Amount	Per Share	Amount

Public Offering Price	$0.50	$75,000	$0.50	$500,000

Offering expenses are estimated to be $16,769 if the minimum number of shares are sold, which equates to $0.08 per share, and $33,769 if the maximum number of shares are sold, which equates to $0.04 per share.

There is currently no market for our shares. We intend to work with a market maker who would then apply to have our securities quoted on the over-the-counter bulletin Board or on an exchange as soon as practicable after our offering. We will close our offering on July 14, 2009. However, it is possible that we do not get trading on the over-the-counter bulletin Board, and if we do get quoted on the bulletin board, we may not satisfy the listing requirements for an exchange, which are greater than that of the bulletin board. Prior to the offering we have three shareholders of our common stock; we have not and do not intend to pay a dividend; and, we have no securities authorized for issuance under any compensation plans.
____________________________

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on Page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated __________________________

PROSPECTUS SUMMARY

OUR COMPANY

We were formed as a corporation on September 13, 2007. Our executive offices are located at 7405 Armstrong, Rowlett, Texas 75088. We specialize in providing specialty printing and silk screening services and products. The funds raised in this offering will be used to further develop our business and expand into other markets.

THE OFFERING

Our sole officer and director will be selling the offering.
	Minimum	Midpoint	Maximum
Common shares offered	150,000	500,000	1,000,000
Common shares outstanding before this offering	7,000,000	7,000,000	7,000,000
Total shares outstanding after this offering	7,150,000	7,500,000	8,000,000

Officers, directors and their affiliates will be able to purchase shares in this offering but are limited to 10,000 shares each or a cumulative total of ten percent of the aggregate offering sold. These sales will not count towards the minimum offering.

SUMMARY FINANCIAL DATA

The following table sets forth certain of our summary financial information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.

Balance Sheet:	Audited Dec 31, 2007	Unaudited June 30, 2008
Working Capital	$1,680	$(20,929)
Total Assets	$85,936	$(98,003)
Total Liabilities	$15,089	$48,646
Stockholders' Equity	$70,849	$49,357

Statement of Operations:	Audited Period Ended Dec 31, 2007	Unaudited Six Months June 30, 2008
Revenue	$13,801	$42,616
Cost of sales	$1,810	$4,848
Operating Expense	$11,150	$58,046
Other income (expense)	6	$0

Net Income (losss)	$847	$(21,490)
Income per share: Basic & diluted	$(0.00)	$(0.00)
No. Shares outstanding	7,000,000	7,000,000

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. We have identified all material risks known to, and anticipated by, us as of the filing of this registration statement.

We have a limited operating history, having been operating since September 2007, with minimal revenue since inception that could cause us to run out of money and close our business.

We have had minimal revenue since inception and retained earnings of only $847 from operations. There is not sufficient gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus, we could continue to experience losses in the future. Our retained earnings from operations through December 31, 2007 was $847. We may incur significant expenses in developing and promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

We rely on our sole officer for decisions and he may make decisions that are not in the best interest of all stockholders.

We rely on our sole officer, William Lewis, to direct the affairs of the company and rely upon him competently operate the business. We do not have key man insurance on our sole officer and director and have no employment agreements with him. Should something happen to our sole officer, this reliance on a single person could have a material detrimental impact on our business and could cause the business to lose its place in the market, or even fail. Such events could cause the value of our stock to decline or become worthless.

Our sole officer will retain substantial control over our business after the offering and may make decisions that are not in the best interest of all stockholders.

Upon completion of this offering, our sole officer, William Lewis, will, in the aggregate, beneficially own approximately 92.14% (or 80.63% if maximum is sold) of the outstanding common stock. As a result, our sole officer will have the ability to control substantially all the matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. He will also control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to take control of us, even if the transaction would be beneficial to other stockholders. This in turn could cause the value of our stock to decline or become worthless.

We may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

Our capital requirements could be more than our operating income. As of December 31, 2007, our cash balance was $13,711. We do not have sufficient cash to indefinitely sustain operating losses, but believe we can continue for twelve months without any additional funding, but upon raising the minimum amount in this offering, believe that will take us to the point that we will be able to sustain operations for at least a year if we raise no other capital. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or that cash flow from operations will be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

We may not be able to compete successfully with current or future competitors because of their well established supply chains and recognized names with greater financial resources, which if we cannot overcome, could cause the value of your stock to decline or become worthless.

There are many companies who have significantly greater resources than we do who are in or could enter the market. As explained in the section of our ‘Description of Business’ under Competition, many companies have an advantage in providing the same product and services we do because of their name, years in business or resources. If these entities offer these services and products, they have advantages over us including longer operating histories and significantly greater financial resources, advertising, recognized names and other resources which they could use to their advantage. This increased competition could result in price pressure and reduced gross margins, which could harm our net sales and operating results, which in turn could cause your investment to decline and/or become worthless.

No public market for our common stock currently exists and an active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been no public market for our common stock. We plan work with a market maker who would then apply to have our securities quoted on the OTC Bulletin Board. In order to be quoted on the OTCBB, we must be sponsored by a participating market maker who would make the application on our behalf; at this time, we are not aware of a market maker who intends to sponsor our securities and make a market in our stock. Assuming we become quoted, an active trading market still may not develop and if an active market does not develop, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

If a public trading market for our common stock materializes, we will be classified as a ‘penny stock’ which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. We are not aware of a market maker who intends to make a market in our stock, but should we be cleared to trade, we would be classified as a ‘penny stock’ which makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market. These requirements may cause potential buyers to be eliminated and the market for the common stock you purchase in this offering could have no effective market to sell into, thereby causing your investment to be worthless.

Investing in a penny stock has inherent risks, affecting both brokers, buyers and sellers, which could cause the marketability of your stock to be lesser than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be worth less liquid and investors may not be able to market their shares effectively.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $0.50 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the minimum of 150,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.02 per share and an immediate dilution to the new shareholders of $0.48 per common share; (b) if the midpoint of 500,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.05 per share and an immediate dilution to the new shareholders of $0.45 per common share. and (c) if the maximum of 1,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.08 per share and an immediate dilution to the new shareholders of $0.42 per common share.

Investors are not able to cancel their subscription agreements they sign, therefore losing any chance to change their minds.

Once the Company receives an investors subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $0.50 was determined arbitrarily by our President.  Your investment may not be worth as much as the offering price because of the method of its determination.

The President arbitrarily determined the price for the offering of $0.50 per share.  As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

The money we raise in this offering before the minimum amount is met will be deposited in a separate non-interest bearing company bank account which, if not properly segregated and accounted for, could be disbursed by the Company.

The money we raise in this offering before the minimum amount, $75,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. If the minimum amount is not raised and the funds are not properly segregated and accounted for, there is a possibility that the Company could expend the funds and not have them to refund to the investors if the minimum offering is not raised.

FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These forward looking statements are not historical facts but rather are based our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward looking statements. In addition, the forward looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect our management's view only as of the date of this prospectus.

USE OF PROCEEDS

The total cost of the minimum offering is estimated to be $16,769, or $33,769 if the maximum is sold consisting primarily of legal, accounting and blue sky fees.
The following table sets forth how we anticipate using the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

	$75,000 Minimum	$250,000 Mid-Level	$500,000 Maximum
Legal, Accounting & Printing Expense	$6,500	$15,000	$23,000
Other, Offering Expenses	10,269	10,769	10,769
Net Proceeds to Company	58,231	224,231	466,231
TOTAL	$75,000	$250,000	$500,000

The following describes each of the expense categories:
*           legal, accounting and printing expense is the estimated costs associated with this offering. As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.
*           other offering expenses includes SEC registration fee, blue sky fees and miscellaneous expenses with regards to this offering.

The following table sets forth how we anticipate using the net proceeds to the company:

	$75,000 Minimum	$250,000 Mid-level	$500,000 Maximum
Marketing and Promotion	$5,000	$15,500	$45,000
Equipment purchases	25,000	75,000	100,000
Software /website development	9,000	35,000	75,000
Salaries, commissions	15,000	75,000	165,000
General corporate overhead (1)	4,231	23,731	81,231
Proceeds to company	$58,231	$224,231	$466,231

(1) General Corporate overhead includes office rents, office supplies, utilities, taxes, and any other  administrative expense incurred in the normal course of business.

We do not plan to use any of the proceeds to pay off debts owed by the Company. Additionally, all amounts allocated for salaries/commissions will be for new hires and not for officers or directors of the company.  For a more detailed discussion of the use of proceeds, reader is referred to the section of this offering titled ‘Management’s Discussion and Plan of Operation’.

DETERMINATION OF OFFERING PRICE

The President arbitrarily determined the price for the offering of $0.50 per share.  As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of June 30, 2008 was $70,847or ($0.01) per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $0.50 per share, after deducting estimated offering expenses), our projected book value as of June 30, 2008 would be:

$129,078 or $0.02 per share, if the minimum is sold, $296,578 or $0.05 per share, if the midpoint amount is sold, and $537,078 or $0.08 per share, if the maximum is sold.  This means that if you buy stock in this offering at $0.50 per share, you will pay substantially more than our current shareholders. The following represents your dilution:

if the minimum of 150,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.02 per share and an immediate dilution to the new shareholders of $0.48 per common share.

if the midpoint amount of 500,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.05 per share and an immediate dilution to the new shareholders of $0.45 per common share.

if the maximum of 1,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.08 per share and an immediate dilution to the new shareholders of $0.42 per common share.

The following table illustrates this per share dilution:
	Minimum	Midpoint	Maximum
Assumed initial public offering price	$0.50	$0.50	$0.50
Book value as of June 30, 2008	$0.01	$0.01	$0.01
Projected book value after this offering	$0.02	$0.05	$0.08

Increase attributable to new stockholders:	$0.01	$0.04	$0.07

Projected book value as of June 30, 2008 after this offering	$0.02	$0.05	$0.08
Decrease to new stockholdes	$0.48	$0.45	$0.42
Percentage dilution to new stockholders	96%	90%	84%

The following table summarizes and shows on a projected basis as of June 30, 2008 , the differences between the number of shares of common stock purchased, the total consideration paid and the total average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering:

Minimum offering
	Number of shares owned	Percent of shares owned	Amount paid	Average price per share

Current shareholders	7,000,000	97.90	$70,000	$0.01

New investors	150,000	2.10	$75,000	$0.50

Total	7,150,000	100.00	$145,000

Midpoint offering
	Number of shares owned	Percent of shares owned	Amount paid	Average price per share

Current shareholders	7,000,000	93.33	$70,000	$0.01

New investors	500,000	6.67	$250,000	$0.50

Total	7,500,000	100.00	$320,000

Maximum offering
	Number of shares owned	Percent of shares owned	Amount paid	Average price per share

	7,000,000	87.50	$70,000	$0.01

	1,000,000	12.50	$500,000	$0.50

Total	8,000,000	100.00	$570,000

PLAN OF DISTRIBUTION

The common stock is being sold on our behalf by our sole officer and director, who will receive no commission on such sales. All sales will be made by personal contact by our sole officer and director, William Lewis. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known by Mr. Lewis, or introduced to Mr. Lewis and personally contacted by him or referred to him. We have no agreements, understandings or commitments, whether written or oral, to offer or sell the securities to any individual or entity, or with any person, including our attorney, or group for referrals and if there are any referrals, we will not pay finders fees.

Mr. Lewis will be selling the common stock in this offering relying on the safe harbor from broker registration under the Rule 3a4-1(a) of the Securities Exchange Act of 1934. Mr. Lewis qualifies under this safe harbor because Mr. Lewis (a) is not subject to a statutory disqualification, (b) will not be compensated in connection with his participation by the payment or other remuneration based either directly or indirectly on transactions in the securities, (c) is not an associated person of a broker dealer, and has not been an associated person of a broker dealer within the preceding twelve months, and (d) primarily performs, and will perform, after this offering, substantial duties for the issuer other than in connection with the proposed sale of securities in this offering, and he is not a broker dealer, or an associated person of a broker dealer, within the preceding 12 months, and he has not participated in selling securities for any issuer in the past 12 months and shall not sell for another issuer in the twelve months following the last sale in this offering.

Additionally, he will be contacting relatives, friends and business associates to invest in this offering and provide them with a printed copy of the prospectus and subscription agreement. No printed advertising materials will be used for solicitation, no internet solicitation and no cold calling people to solicit interest for investment.  Officers, directors and affiliates may purchase shares in this offering but are limited to a maximum of 10,000 shares each or a cumulative total of 10% of the aggregate offering sold. These sales will not count toward meeting the minimum offering. All affiliates purchasing the stock will sign a document stating that the shares they purchase will be for investment and not for resale.

The money we raise in this offering before the minimum amount is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. We do not have an escrow agreement or any other agreement regarding the custody of the funds we raise. The offering will end on July 14 , 2009 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. The offering will close on July 14 , 2009, if not terminated sooner.

The subscription agreement will provide investors the opportunity to purchase shares at $0.50 per share by purchasing directly from the Company. The agreement also provides that investors are not entitled to cancel, terminate or revoke the agreement. In addition, if the minimum subscription is not raised by July 14, 2009, the subscription agreement will be terminated and any funds received will be promptly returned to the investors.

Certificates for shares of common stock sold in this offering will be delivered to the purchasers by Signature Stock Transfer, Inc., the stock transfer company chosen by the company as soon as the minimum subscription amount is raised. The transfer agent will only be engaged in the event that we obtain at least the minimum subscription amount in this offering.

DESCRIPTION OF SECURITIES BEING REGISTERED

We are offering for sale common stock in our company at a price of $0.50 per share. We are offering a minimum of 150,000 shares and a maximum of 1,000,000 shares. The authorized capital in our company consists of 50,000,000 shares of common stock, $0.001 par value per share.  As of May 6, 2008, we had 7,000,000 shares of common stock issued and outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements as of December 31, 2007, and for the period from September 13, 2007 (date of inception) to December 31, 2007 of the company included in this prospectus have been audited by Rotenberg & Co., LLP,  independent certified public accountants, as set forth in their report. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is J Hamilton McMenamy, Law Offices of J. Hamilton McMenamy, P.C., 8222 Douglas, Suite 850, Dallas, Texas 75225.

The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our company.

DESCRIPTION OF BUSINESS

Hall Tees, Inc. (The “Company”) operates as a printer and silk screener.  The Company is located in Rowlett, Texas and was incorporated on September 13, 2007 under the laws of the State of Nevada.

Hall Tees, Inc., is the parent company of Hall Tees & Promotions, L.L.C., (“Hall Tees Texas”), a company incorporated under the laws of the State of Texas on September 13, 2007 . Hall Tees Texas was established in 2007 and for the past eight months has been operating a single facility in Texas.

On September 13 , 2007, Hall Tees, Inc. ("Hall Tees Nevada"), a private holding company established under the laws of Nevada, was formed in order to acquire 100% of the outstanding common stock of Hall Tees Texas.  On September 15, 2007, Hall Tees Nevada issued 7,000,000 shares of common stock in exchange for a 100% equity interest in Hall Tees Texas.  As a result of the share exchange, Hall Tees Texas became the wholly owned subsidiary of Hall Tees Nevada.  As a result, the shareholders of Hall Tees Texas owned a majority of the voting stock of Hall Tees Nevada. William Lewis was the control person in each of the Companies immediately prior to the share exchange . The transaction was regarded as a reverse merger whereby Hall Tees Texas was considered to be the accounting acquirer as its shareholders retained control of Hall Tees Nevada after the exchange, although Hall Tees Nevada is the legal parent company.  The share exchange was treated as a recapitalization of Hall Tees Nevada.  As such, Hall Tees Texas (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Hall Tees Nevada had always been the reporting company and, on the share exchange date, changed its name and reorganized its capital stock. A copy of the Share Exchange Agreement is attached as an Exhibit.

Hall Tees is a custom T-shirt printer, silk screen printer, embroiderer of shirts and hats, silk screener of hats, and a corporate apparel printer. Hall Tees provides quality T-shirt printing and screen printing, focusing on reliability and customer satisfaction. If a customer can articulate their image for a T-shirt or apparel, we can reproduce it through conversations with our production staff. We work hard to be accommodating and produce product that can be shipped worldwide.

We screen print and embroider T-shirts, jackets, hats, caps, pants, sweatshirts, jersey’s, uniforms and even bags. We are a development stage company as defined by the Financial Accounting Standards Board No. 7 and as such do not have a developed distribution process (we currently outsource our distribution process and rely on FedEx and UPS). However, the money raised in this offering will be used to acquire cutting edge silk and embroidery machinery as well as purchase industry best-in-class internet software to facilitate the build-out of our internet marketing, ordering, and delivery.

Our corporate facilities are located in a 1,200 sf office warehouse space in Rockwall, Texas. We have no lease commitments as we are on a month to month lease of $400 per month, and we have a 1,000 sf office at 7405 Armstrong, Rowlett, Texas 75087. The warehouse s on a well-traveled road parallel to a major Interstate. The building has visibility from the Interstate and is in close proximity to major retail outlets such as Wal-Mart, Target, Best Buy, and various other retail strip outlets. We purchase product by container load resulting in higher retail margins, cheaper pricing to the public, and a non-dependency on any one supplier.

The Company has performed pad printing, which is still a mainstay for the business, printing anything from pens to USB drives. Currently we are negotiating to print anywhere from 4000 to 40,000  USB drives per month. Silk-screen printing comprises the majority of the remainder of our revenues, comprising 30% of the total sales.  We have the capability to do laser engraving to gain a larger market in my USB decorating sales. In November 2007 the company purchased its first printing machine, a Brother GT-541, of a relatively new technology called “Direct to Garment” printing.

This revolutionary technology came out about four years ago and has been growing rapidly. The Brother GT-541(Direct to Garment printer) uses ink jet technology that prints on many garments in high quality color directly from a computer. This ink jet garment printer is as simple to operate as a desktop printer, which can be networked with multiple units, to deliver greater print quality and still remain cost-effective for short-run apparel graphics applications.

The GT-541 is faster and less expensive to operate than traditional screen printing machines due to minimal set-up, tear-down, clean-up, screens, squeegees, or pallet adhesive. The GT-541 water based ink can be cured by a standard heat press, eliminating the need to purchase a conveyor dryer, and significantly thereby reducing operating space requirements.

Conventional silk-screening requires large operational space, special chemicals for processing and reclaiming of screens, exposure units, and a wide range of inks, not to mention a very large investment to be competitive. Generally, under the conventional silk process, a minimum number of shirts have to be purchased, artwork separated, screens made (1 screen per color) at the rate of $25 per screen, designs limited to 6-8 colors in most cases not to mention a small staff to run the equipment.

The Direct to Garment printer is so efficient the company can now offer a “solution to an age old problem”, NO Setups, NO minimums, and UNLIMITED Colors.  This technology has revolutionized the screen print since purchasing the GT-541, the company has not had the need for conventional silk-screening which resulted in the sale of all the company’s conventional silkscreen equipment. This move has allowed the company to reduce overhead.

Each GT-541 costs approximately $25,000. The company plans to purchase a maximum of three additional machines with the proceeds of this offering. The addition of these machines will allow for increased production and revenue. and profitability.  Additionally, the company is in the process of developing a web based product purchase web site named “Just 1 Tee”. Through this site the company plans for an individual to be able to build a personal, one of a kind t-shirt in real time.  Once the shirt is designed, a copy of the design file is sent to the art department for immediate production with next day shipping.  All of this is made possible with the advent of the cutting edge “Direct to Garment” printer technology. The proceeds of this offering will provide capital to allow the company to complete and fine tune the web site.

All product sold is bought in its finished state. We perform no assembly or manufacture, only printing, screen printing and embroidery.  We are an established business, having been incorporated on September 13, 2007. We do not plan to offer any new products; however, we do plan to enhance our ordering and production processes through the acquisition of cutting edge silk and embroidery machinery as well as purchase industry best-in-class internet software to facilitate the build-out of our internet marketing, ordering, and delivery.

We source most (80%) of our promotional products through organizations that promote promotional products and companies.  ASI (Advertising Specialty Institute) and PPAI (Promotional Products Association International) are organizations that provide connections to suppliers of finished goods.  Members have access to these suppliers and are afforded discounts from these vendors.

INDUSTRY & COMPETITION

The retail production of apparel printing and embroidery is retail focused and therefore driven by the local economy and the individual tastes and preferences of the purchaser. We are keenly aware that to be competitive we must not only offer the best value for the money but also the service our customers expect when purchasing. It is our opinion the competitiveness of the retail industry for our product entails quality production, ascetic aspects of the products, and service through product knowledge and timely delivery. Competition varies by local retail outlets, internet based operations, and product offering.

Our primary competition is with large internet based customized apparel silk screen printers and embroiders. Such competitors include Broken-Arrow (www.broken-arrow.com) and Zazzle (www.zazzlw.com). These companies and companies similar to them provide a one-stop shopping opportunity from customized screen printing and embroidery to personalized designs to T-shirt silk screen printing to wholesale printing as well as corporate and government ordering. Such companies offer high quality, cheap prices, free custom design art, wholesale bulk pricing, fast ordering and organic shirts. Usually they offer no set up fees, art design in-house, free shipping up to $999.00, rush orders and 6 day or less production.

We believe competition will be determined by price, service, and product selection. The Company believes it is competitive in all three categories.

Price – Due to discount purchasing through container of competitively priced quality merchandise, the Company believes it has a competitive advantage with other providers of similar services.

Selection – Through the purchase of the aforementioned machinery and internet software we expect to have a competitive advantage in production and selection.

Service – We are structured to meet the same delivery and turn around time as our competitors.

PRINCIPAL PRODUCTS AND MARKETS

Our principal products are apparel (t-shirts & golf shirts) on which we either print or embroider depending on the customer’s order.

The market can be split into three main segments:
•	Small one-time orders (small businesses, churches, family reunions) – typically less than 50 items
•	Mid-size orders (business promotions, medium sized businesses) – typically 50-500 items
•	Large, complex, sometime recurring orders – typically greater than 500 items

Small one-time orders: This makes up about 30% of our business and is made up of both word-of mouth / contacts lead generation and internet sales.

Mid-size orders: This makes you about 70% of our business and come to us through personal contact & association lead generation and internet activity.

Large orders: We are not currently in this segment and plan to expand into it with the proceeds fom this offering (see Plan of Operations on page 16).

MARKETING ACTIVITIES

Marketing activities have been restricted by cash flow and as such have been limited to building signage and word of mouth advertising. Going forward, through the proceeds of this offering, the company intends to increase marketing activities through printed circulars, newspapers, trade magazines and internet advertising.

PRINCIPAL SUPPLIERS

We have up to 30 active suppliers but have three main vendors that provide about 80% of our total purchases.  For the purchase of shirts: Staton Wholesale (http://www.statononline.com ) and Broder Brothers (https://www.broderbros.com )  – both of whom are members of the aforementioned ASI (Advertising Specialty Institute) and PPAI (Promotional Products Association International) organizations.  For print screen sheeting we mainly use Nationwide Plastics (http://www.nationwideplastics.net/ ).  We currently have and do not foresee any supply issues.

NUMER OF EMPLOYEES

The Company presently has one employee. We anticipate hiring an additional employee through the proceeds of this offering.

GOVERNMENT REGULATION

The Company’s business and products are not subject to material regulation. The Company’s operations are not dependent on patents, copyrights, trade secrets, know-how or other proprietary information. We do not anticipate doing so in the future. We are not under any confidentiality agreements or covenants.

SUBSIDIARIES

The Company does not have any subsidiaries.

MERGERS & ACQUISITIONS

The Company has not made or is subject to a merger or acquisition.

FURUTRE INDEBTEDNESS & FINANCING

The Company does not anticipate having cash flow or liquidity problems within the next 12 months. The Company is not in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the Company to make payments.

We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

PUBLIC INFORMATION

We do not have any information that has been made public or that will require an investment or material asset of ours.

Dependence on One or a Few Major Customers:
We are not dependent on any one or a few major customers.

Need for Governmental Approval of Principal Products or Services
We are not aware of any governmental approval required for our principal products or services.

Additional information:
We have made no public announcements to date and have no additional or new products or services. In addition, we don’t intend to spend funds in the field of research and development; no money has been spent or is contemplated to be spent on customer sponsored research activities relating to the development of new products, services or techniques; and we don’t anticipate spending funds on improvement of existing products, services or techniques.

DESCRIPTION OF PROPERTY

Our corporate facilities are located in a 1,200 sf office warehouse space in Rockwall, Texas. We have no lease commitments as we are on a month to month lease of $400 per month, and we have a 1,000 sf office at 7405 Armstrong, Rowlett, Texas 75087, which is in the home of the President and on which the Company pays no rent.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings at this time.

SECURITIES BEING OFFERED

We are offering for sale common stock in our company at a price of $0.50 per share. We are offering a minimum of 150,000 shares and a maximum of 1,000,000 shares. The authorized capital in our company consists of 50,000,000 shares of common stock, $0.001 par value per share.  As of June 16, 2008 , we had 7,000,000 shares of common stock issued and outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

MANAGEMENTS DISCUSSION AND PLAN OF OPERATIONS

Liquidity
There are no known trends, or any known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in the registrant's liquidity increasing or decreasing in any material way.

Capital Resources
There were no material capital commitments as of the end of the prior fiscal year.  In January 2008, the Company entered into a capital lease commitment that has a term of five years, ending December 2012.  Annual commitments are $5,844 with a total five year commitment of $29,220.  The balance due at June 30, 2008 was $26,283.

There are no other known material trends, favorable or unfavorable, in our capital resources requirements.

Results of Operations

As of June 30, 2008, our cash balance was $4,401.

Six Months Ended June 30,2008
Our sales for the six months ended June 30, 2008 were $42,616 resulting in a net loss of $21,490.  Sales from September 12, 2007 (inception) to June 30, 2008 were $56,417.

Operating expenses, exclusive of depreciation expense of $6,585, were $51,461 for the six months ended June 30, 2008.  Operating expenses, exclusive of depreciation expense of $7,418, were $61,778 for the period September 12, 2008 (inception) to June 30, 2008.  The drivers behind the expenses are: Six months ended June 30, 2007 – Contract service payments to the President of $22,300, rent of $6,400, professional fees related to our filings (audit, legal, edgarizing) of $6,400, third party contract services of $6,100, auto and truck expenses of $3,500 and insurance expense of $3,200.  September 12, 2007 (inception) to June 30, 2008 – Contract service payments to the President of $29,700, rent of $8,200, professional fees related to our filings (audit, legal, edgarizing) of $6,400, third party contract services of $6,400, auto and truck expenses of $3,500 and insurance expense of $3,200.

This loss (both for the six months ended June 30, 2008 and the periods September 12, 2007 (inception) to June 30, 2008) is attributable to the high cost of contract services which will be reduced with the proceeds of this offering. These contract service costs will be reduced in that we will not have to outsource our production services but rather will acquire the necessary equipment to produce product in-house. Additionally, once the filing process is complete, we will not have the cost of the filing fees.

Balance Sheet fluctuation analysis: June 30, 2008 vs. December 31, 2007 :

	June 30, 2008 (unaudited)	December 30, 2008 (audited)	Change
Current Assets	$7,278	$16,769	$(9,491)
Fixed Assets (net)	84,767	69,167	15,600
Other Assets	5,958	0	5,958
TOTAL ASSETS	$98,003	$85,936	12,087

Current Liabilities	28,208	15,089	13,119
Long-Term Liabilities	20,439	0	20,439
Equity (Deficit)	49,357	70,847	(21,490)
TOTAL LIABILITIES AND EQUITY / DEFICT	$98,003	$85,936	$12,087)

The change in Total Assets was driven by the purchase (capital lease) of new machinery of $22,185 and the respective capitalized interest of $5,808 ($7,035 at time of purchase).  This was partially off-set by a decrease in cash which was sued to fund operations.

The change in Total Liabilities is driven by increased payables of $6,400 due to increased sales and the current portion of long-term liabilities of $5,800.

The Total Equity reduction is due to the net loss for the six month period of $21,940.

Our sales for the period from September 12, 2007 (inception) to December 31, 2007 were $13,801, resulting in a net profit of $847. Operating expenses totaled $11,150 primarily comprises of contract services totaling $7,330, office expense of $1,516, and rent expense of $800 . Although we were profitable in fiscal year 2007, we expect our net income to increase due to our projected sales growth coupled with our expense structure remaining consistent with prior periods as many of our expenses are fixed. Consequently, net income is expected to increase as revenues increase and the proceeds of this offering are invested in the company operations.

Plan of Operations

The plan of operations for the 12 months following the commencement of this offering will include the continued growth plan of The Company and will concentrate in three areas:

1.	Organic growth through existing customers
2.	New markets
3.	New customers

Organic growth through existing customers: From September 12, 2007 (inception) to December 31, 2007 our sales were $13,804, an annualized rate of $47,300 compared to our sales through the six month periods ended June 30, 2008 of $42,616, an annualized rate of $85,232, an 80% year-over-year increase.  Although we do not expect the rate of increase to continue we do expect organic growth from existing customers to continue at a similar nominal dollar rate of increase for the first 12 months of operations after approval of this filing.  There are no significant seasonal trends in our business that will impact our business quarter-to-quarter.

New Markets: We will explore and review all opportunities to acquiring state of the art apparel printers and developing and launching our shopping and ordering web site “Just 1 Tee”.  By investing in new equipment combined with our web-site we will reach new geographies and will be able to service customer projects that we are currently unable to service.

New Customers: Through increased marketing and advertising dollars we expect to reach new customers that have not yet heard of us and gain new customers, both similar to what we currently service, as well as those mentioned above in new markets.   Marketing and advertising costs will be determined by the amount raised in the initial offering. If the maximum amount of $500,000 is raised, these costs are projected to total $18,000 in the first 12 months of operation. As previously mentioned, advertising costs will include targeted internet advertising, printed trade periodicals, and the solicitation of large corporate accounts through the leveraging our President’s industry contacts through ASI (Advertising Specialty Institute), PPAI (Promotional Products Association International) and networking that he has developed over the past 14 years while being involved in the promotional products industry . If the minimum amount is raised in this offering, in the first 12 months of operation, a minimum amount of money will be spent on advertising.

The Company plans to further enhance its software offerings and upgrading to state of the art best in class printing equipment. If the maximum amount is raised in this offering software development (web site development) will approximate $75,000 . If the minimum amount is raised, this expense will approximate $9,000 .

Generating Sufficient Revenue:

The Company plans to generate sufficient revenue by expanding and developing its product line, and increasing market penetration.

Financing Needs:

Our cash flows since inception have been adequate to support on-going operations. As noted above, the Company's initial financing needs can and will be met even if the minimum offering amount is raised. We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have retained the same accountant as our independent certified public accountant since our inception. We have had no disagreements with them on accounting and disclosure issues.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

           The directors and officers of the company, their ages and principal positions are as follows:

William Lewis	53	Sole Director, Chief Executive Officer , President; Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer

Background of Directors and Executive Officers:

William Lewis.
After graduating from high school in 1972, Mr. Lewis studied architecture and graphic design at Ohio State University for three years before continuing his education at Texas Central College, earning an associate degree in criminal justice. Those studies led him to become a police officer. For the fourteen years prior to starting Hall Tees, Inc. Mr. Lewis had a print and promotional advertising company named Hallelujah T’s, which was dissolved in 2007 because of a lack of capital. As President of Hall Tees, Inc. he works six days a week and spends approximately eight hours on any given day on Hall Tees, Inc. affairs.

Mr. Lewis is a member and supporter of ASI (Advertising Specialty Institute) and PPAI (Promotional Products Association International).  Through these two entities, over 80% of the promotional advertising products are sourced and sold (please see description of business).

REMUNERATION OF DIRECTORS AND OFFICERS

Our sole officer and director received the following compensation for the years of 2007 and year-to-for the six month period ended June 30, 2008 . He has no employment contract with the company nor does he have any option agreements, performance agreements or any other kind of remuneration agreements.

	Year	Salary	Bonus	Options	Other	Total
William Lewis, President, Secretary and Treasurer	2007	$7,330	0	0	0	$7,330
William Lewis, President, Secretary and Treasurer	2008	$22,346	0	0	0	$22,346

As of the date of this offering, our sole officer is our only employee. We have no plans to pay remuneration to any other officer in or associated with our company. When we have funds and/or revenue, our board of directors will determine any other remuneration at that time.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In September 2007, we exchanged 7,000,000 shares of common stock for 100% of the member ship interests of Hall Tees & Promotions, LLC, which was a newly formed LLC with $70,000 of equipment. In this transaction, the president of the company received 6,450,000 shares of common stock for much of the equipment which he owned.

Our President and Sole Director, William Lewis, has advanced funds to the company. As of December 31, 2007, the date of audited financials included with this filing, the company owed Mr. Lewis $14,279.    There is no interest on the advance, and therefore, there has been no interest expense and there is no specified repayment date.  The largest aggregate amount due was $17,483 on December 5, 2007 and the largest aggregate due in 2008 was $15,257 on January 8, 2008.  The balance due at June 30, 2008 was $14,931.

As of the date of this filing, there are no other agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:
*           a director or officer of the issuer;
*           any principal security holder;
*           any promoter of the issuer;
*           any relative or spouse, or relative of such spouse, of the above referenced persons.

PRINCIPAL SHAREHOLDERS

The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock, and all officers and directors of the company:
Title / relationship to issuer	Name of Owner	Amount Owned Before the offering	Percent	Amount Owned After the offering	Percent

President, Secretary and Director	William Lewis 7405 Armstrong Rowlett, Texas 75087	6,450,000	92.14%
	Minimum			6,450,000	90.21%
	Maximum			6,450,000	80.63%

No options, warrants or rights have been issued by the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware Law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The position of the U.S. Securities & Exchange Commission under the Securities Act of 1933:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.

TRANSFER AGENT

We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, Texas 75093.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Hall Tees, Inc.
Rowlett, Texas

We have audited the accompanying consolidated balance sheet of Hall Tees, Inc., as of December 31, 2007, and the related consolidated statement of operations, changes in stockholders' equity, and cash flows for the period from September 13, 2007 (date of inception) to December 31, 2007.  Hall Tee’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hall Tees, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the period from September 13, 2007 (date of inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company’s small working capital, limited operating history, and limited operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., LLP
Rotenberg & Co., LLP
Rochester, New York

April 28, 2008

HALL TEES, INC.
CONSOLIDATED BALANCE SHEET
At December 31, 2007

ASSETS
December 31, 2007
Current Assets
Cash and Cash Equivalents	$13,711
Accounts Receivable	3,058
Total Current Assets	16,769

Fixed Assets – Net of Accumulated Depreciation	69,167

TOTAL ASSETS	$85,936

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$694
Accrued Expenses	116
Advances from stockholder	14,279
Total Liabilities (All Current)	15,089

Stockholders’ Equity
Preferred stock, $0.001 par value, 25,000,000 authorized,
-0- issued and outstanding	-
Common stock, $0.001 par value, 50,000,000 authorized,
7,000,000 issued and outstanding	7,000
Additional paid-in-capital	63,000
Retained Earnings during the development stage	847
Total Stockholders’ Equity	70,847

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$85,936

The accompanying notes are an integral part of these financial statements

HALL TEES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Period from September 13, 2007 (date of inception) to December 31, 2007

REVENUES	$13,801
COST OF SALES	1,810
GROSS PROFIT	11,991

OPERATING EXPENSES
Depreciation	833
General & Administrative:
Contract Services	671
Contract services – Related Party	7,330
Office Expense	1,516
Rent	800
Total Operating Expenses	11,150

NET OPERATING INCOME	841

OTHER INCOME
Interest Income	14
Total Other Income	14

Provision for Income Taxes	(8)

Net Income	$847

Basic and diluted weighted average shares outstanding	7,000,000

Basic and diluted net income per share	$0.00

See accompanying summary of accounting policies and notes to consolidated financial statements.

HALL TEES, INC.

CONSOLIDATED STATEMENT CHANGES IN OF STOCKHOLDERS' EQUITY
Period from September 13, 2007 (date of inception) to December 31, 2007

			Additional	Retained Earnings
	Common	Common	Paid In	during the
	Shares	Amount	Capital	Development Stage	Total

Balance September 13, 2007 (date of inception)	0	$0	$0	$0	$0

Issuance of Common Stock for Assets	7,000,000	7,000	63,000		70,000

Net Income	-	-	-	847	847

Balance December 31, 2007	7,000,000	$7,000	$63,000	$847	$70,847

See accompanying summary of accounting policies and notes to consolidated financial statements.

HALL TEES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
Period from September 13, 2007 (date of inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	847
Adjustments to reconcile net income to net cash
used by operating activities:
Depreciation	833
(Increase) in Accounts Receivable	(3,058)
Increase in Accounts Payable	694
Increase in Accrued Expenses	116
NET CASH USED IN OPERATING ACTIVITIES	(568)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from Stockholder	14,279
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Issuance of Common Stock for Fixed Assets	70,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	13,711
CASH AND CASH EQUIALENTS AT BEGINNING OF PERIOD	0
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,711

SUPPLEMENTAL DISCLOSURES
Cash Paid During the Period for Interest Expense	$-
Income taxes paid	$-

See accompanying summary of accounting policies and notes to consolidated financial statements.

HALL TEES, INC.
Notes to the Consolidated Financial Statements
December 31, 2007

NOTE 1 – DEVELOPMENT STAGE

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No.7. The Company‘s planned principal operations have just commenced, and, accordingly, insignificant revenue has been derived during this period

NOTE 2 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Hall Tees, Inc. (The “Company”) operates as a printer and silk screener.  The Company is located in Rowlett, Texas and was incorporated on September 13, 2007 under the laws of the State of Nevada.

Hall Tees, Inc., is the parent company of Hall Tees & Promotions, L.L.C., (“Hall Tees Texas”), a company incorporated under the laws of the State of Texas. Hall Tees Texas was established in 2007 and for the past eight months has been operating a single facility in Texas.

On September 12, 2007, Hall Tees, Inc. ("Hall Tees Nevada"), a private holding company established under the laws of Nevada, was formed in order to acquire 100% of the outstanding membership interests of Hall Tees Texas.  On September 15, 2007, Hall Tees Nevada issued 7,000,000 shares of common stock in exchange for a 100% equity interest in Hall Tees Texas.  As a result of the share exchange, Hall Tees Texas became the wholly owned subsidiary of Hall Tees Nevada.  As a result, the members of Hall Tees Texas owned a majority of the voting stock of Hall Tees Nevada.  The transaction was regarded as a reverse merger whereby Hall Tees Texas was considered to be the accounting acquirer as its members retained control of Hall Tees Nevada after the exchange, although Hall Tees Nevada is the legal parent company.  The share exchange was treated as a recapitalization of Hall Tees Nevada.  As such, Hall Tees Texas (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Hall Tees Nevada had always been the reporting company and, on the share exchange date, changed its name and reorganized its capital stock.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  Below is a summary of certain significant accounting policies selected by management.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.

Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less are stated at cost which approximates market value.  All deposits are maintained in FDIC insured depository accounts in local financial institutions and balances are insured up to $100,000.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   Write offs are recorded at a time when a customer receivable is deemed uncollectible.

Fixed Assets:

Fixed assets are stated at cost if purchased, or at fair value in a nonmonetary exchange, less accumulated depreciation.  Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.  Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally five to seven years.

Revenue Recognition:

The Company recognizes revenue in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment or at the time the service is provided;
•	The price is fixed and determinable; and
•	Collectability is reasonably assured.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is identical to earnings per share (basic).

            Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

NOTE 3 – FIXED ASSETS

Fixed assets at December 31, 2007 are as follows:

Furniture & Equipment                                                                           $     70,000
Less: Accumulated Depreciation                                                                  (833)

Total Fixed Assets                                                                  $     69,167

Depreciation expense was $833 for the period ended December 31, 2007.

NOTE 4 – COMMON STOCK

The Company is authorized to issue 25,000,000 preferred shares at a par value of $0.001 per share. These shares have full voting rights.  At December 31, 2007, there were zero shares outstanding.

The Company is authorized to issue 50,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights.  At December 31, 2007, there were 7,000,000 shares outstanding.

NOTE 5 – INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109), which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.  Under SFAS No. 109, income tax expense consists of taxes payable for the year and the changes during the year in deferred assets and liabilities.  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases and financial reporting bases of assets and liabilities.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company had a net income for the period ended December 31, 2007, and therefore tax expense of $8 has been recognized for the period ended December 31, 2007.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company leases a 1,200 square foot warehouse space on a month to month basis for $400 per month. Rent expense was $800 for the period ended December 31, 2007.

NOTE 7 – RELATED PARTY TRANSACTIONS

The President and a Stockholder of the Company has advanced the Company $14,279 as of December 31, 2007 for working capital. No interest is paid on this advance.

Under a contract with the Company beginning November 6, 2007 and ending December 31, 2009, the President provides general management services to the Company for $3,000 to $4,000 per month.  Expense incurred under this contract totaled $7,330 for the period ended December 31, 2007.

NOTE 8– FINANCIAL CONDITION AND GOING CONCERN

The Company has minimal operations and has working capital of only $1,680. Because of this small working capital and limited operating history and limited operations, the Company may require additional working capital to survive. The Company intends to raise additional working capital either through private placements or bank loans or sale of common stock. There are no assurances that the Company will be able to either of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital cannot be generated, the Company may not be able to continue its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8760 on December 15, 2006.  Commencing with the Company’s Annual Report for the year ending December 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year-end and of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting. Furthermore in the following year the Company’s independent accounting firm has to issue an attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for income taxes by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in FIN 48 as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. FIN 48 must be applied to all existing tax positions upon initial adoption. The cumulative effect of applying FIN 48 at adoption, if any, is to be reported as an adjustment to opening retained earnings for the year of adoption.   FIN 48 is effective for the Company’s year-end 2007,  but did not have a material  impact on our consolidated  financial  statements,  with the  possible  exception  of  certain disclosures  relative  to our net  operating loss carryovers  and the  related valuation allowance.

In 2006, the Financial Accounting Standards Board issued the following:

- SFAS No. 155: Accounting for Certain Hybrid Financial Instruments

 - SFAS No. 156: Accounting for Servicing of Financial Assets

 - SFAS No. 157: Fair Value Measurements

 - SFAS No. 158: Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans

In 2007, the Financial Accounting Standards Board issued the following:

 - SFAS No. 159: The Fair Value Option for Financial Assets and Financial Liabilities; Including an amendment of FASB Statement No. 115

- SFAS No. 141: (Revised 2007), Business Combinations

- SFAS No. 160: Noncontrolling Interest in Consolidated Financial Statements

In 2008, the Financial Accounting Standards Board issued the following:

- SFAS No. 161: Disclosure about Derivative Instruments and Hedging Activities

Management has reviewed these new standards and believes that they have no impact on the financial statements of the Company.

HALL TEES, INC.
CONSOLIDATED BALANCE SHEET
At June 30, 2008
(Unaudited)
ASSETS	June 30, 2008
Current Assets
Cash and Cash Equivalents	$4,401
Accounts Receivable	2,877
Total Current Assets	7,278
Fixed Assets – Net of Accumulated Depreciation	84,767
Other Assets
Capitalized Interest	5,808
Deposits	150
Total Other Assets	5,958

TOTAL ASSETS	$98,003

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$7,119
Accrued Expenses	313
Advances from Stockholder	14,931
Current Portion of Long-Term Liabilities	5,844
Total Current Liabilities	28,207
Long Term Liabilities
Capitalized Lease Obligation	26,283
Less: Current Portion	(5,844)
Total Long-Term Liabilities	20,439
TOTAL LIABILITIES	48,646
Stockholders’ Equity
Preferred stock, $0.001 par value, 25,000,000 authorized,
-0- issued and outstanding	-
Common stock, $0.001 par value, 50,000,000 authorized,
7,000,000 issued and outstanding	7,000
Additional paid-in-capital	63,000
Retained Earnings during the development stage	(20,643)
Total Stockholders’ Equity	49,357

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$98,003

The accompanying notes are an integral part of these financial statements

HALL TEES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Period for the Six Months Ended June 30, 2008 and from September 13, 2007 (date of inception) to June 30, 2008
(Unaudited)
	Six Months Ended	From Inception
	June 30, 2008	To June 30, 2008
REVENUES	$ 42,616	$ 56,417
COST OF SALES	4,848	6,658
GROSS PROFIT	37,768	49,759

OPERATING EXPENSES
Depreciation	6,585	7,418
General & Administrative:
Contract Services	3,435	4,106
Contract services – Related Party	22,346	29,676
Other General Expenses	25,680	27,996
Total Operating Expenses	58,046	69,196

NET OPERATING INCOME	(20,278)	(19,437)

OTHER INCOME
Interest Income	15	29
Interest Expense	(1,227)	(1,227)
Total Other Income (Expense)	(1,212)	(1,198)

Provision for Income Taxes	0	(8)

Net Income	$ (21,490)	$ (20,643)

Basic and diluted weighted average shares outstanding	7,000,000	7,000,000

Basic and diluted net income per share	$0.00	$0.00

See accompanying summary of accounting policies and notes to consolidated financial statements.

HALL TEES, INC.

CONSOLIDATED STATEMENT CHANGES IN OF STOCKHOLDERS' EQUITY
Period from September 13, 2007 (date of inception) to June 30, 2008
(Unaudited)

			Additional	Retained Earnings
	Common	Common	Paid In	during the
	Shares	Amount	Capital	Development Stage	Total

Balance September 13, 2007 (date of inception)	0	$0	$0	$0	$0

Issuance of Common Stock for Assets	7,000,000	7,000	63,000		70,000

Net Income	-	-	-	847	847

Balance December 31, 2007	7,000,000	$7,000	$63,000	$847	$70,847

Net Income	-	-	-	(21,940)	(21,940)

Balance June 30, 2008	7,000,000	$7,000	$63,000	$(20,643)	$49,357

See accompanying summary of accounting policies and notes to consolidated financial statements.

HALL TEES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
Period for the Six Months Ended June 30, 2008 and from September 13, 2007 (date of inception) to June 30, 2008
(Unaudited)

	Six Months Ended	From Inception
	June 30, 2008	To June 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(21,490)	$(20,643)
Adjustments to reconcile net income to net cash
used by operating activities:
Depreciation	6,585	7,418
(Increase) Decrease in Accounts Receivable	181	(2,877)
(Increase) in Other Assets	(150)	(150)
Increase in Accounts Payable	6,425	7,119
Increase in Accrued Expenses	197	313
Increase in Capitalized Lease Obligation	20,475	20,475
NET CASH USED IN OPERATING ACTIVITIES	12,223	11,655

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(22,185)	(22,185)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from Stockholder	14,652	14,931
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Issuance of Common Stock for Fixed Assets	70,000	70,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	(9,310)	4,401
CASH AND CASH EQUIALENTS AT BEGINNING OF PERIOD	13,711	0
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,401	$4,401

SUPPLEMENTAL DISCLOSURES
Cash Paid During the Period for Interest Expense	$-	$-
Income taxes paid	$-	$-

See accompanying summary of accounting policies and notes to consolidated financial statements.

HALL TEES, INC.
Notes to the Consolidated Financial Statements
June 30, 2008
(Unaudited)

NOTE 1 – DEVELOPMENT STAGE

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No.7. The Company‘s planned principal operations have just commenced, and, accordingly, insignificant revenue has been derived during this period

NOTE 2 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Hall Tees, Inc. (The “Company”) operates as a printer and silk screener.  The Company is located in Rowlett, Texas and was incorporated on September 13, 2007 under the laws of the State of Nevada.

Hall Tees, Inc., is the parent company of Hall Tees & Promotions, L.L.C., (“Hall Tees Texas”), a company incorporated under the laws of the State of Texas. Hall Tees Texas was established in 2007 and for the past eight months has been operating a single facility in Texas.

On September 12, 2007, Hall Tees, Inc. ("Hall Tees Nevada"), a private holding company established under the laws of Nevada, was formed in order to acquire 100% of the outstanding membership interests of Hall Tees Texas.  On September 15, 2007, Hall Tees Nevada issued 7,000,000 shares of common stock in exchange for a 100% equity interest in Hall Tees Texas.  As a result of the share exchange, Hall Tees Texas became the wholly owned subsidiary of Hall Tees Nevada.  As a result, the members of Hall Tees Texas owned a majority of the voting stock of Hall Tees Nevada.  The transaction was regarded as a reverse merger whereby Hall Tees Texas was considered to be the accounting acquirer as its members retained control of Hall Tees Nevada after the exchange, although Hall Tees Nevada is the legal parent company.  The share exchange was treated as a recapitalization of Hall Tees Nevada.  As such, Hall Tees Texas (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Hall Tees Nevada had always been the reporting company and, on the share exchange date, changed its name and reorganized its capital stock.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  Below is a summary of certain significant accounting policies selected by management.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.

Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less are stated at cost which approximates market value.  All deposits are maintained in FDIC insured depository accounts in local financial institutions and balances are insured up to $100,000.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   Write offs are recorded at a time when a customer receivable is deemed uncollectible.

Fixed Assets:

Fixed assets are stated at cost if purchased, or at fair value in a nonmonetary exchange, less accumulated depreciation.  Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.  Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally five to seven years.  Lease that meet the requirements of SFAS No. 13 are capitalized and included in fixed assets.

Revenue Recognition:

The Company recognizes revenue in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment or at the time the service is provided;
•	The price is fixed and determinable; and
•	Collectibility is reasonably assured.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is identical to earnings per share (basic).

            Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

NOTE 3 – FIXED ASSETS

Fixed assets at June 30, 2008 are as follows:

	June 30, 2008	December 31, 2007
Furniture & Equipment	$70,000	$70,000
Capitalized Leases	22,185	0
Gross Fixed Assets	92,185	70,000
Less: Accumulated Depreciation	(7,418)	(833)
Net Fixed Assets	$84,767	$69,167

Depreciation expense for the six months ended June 30, 2008 was $6,585 and for the period from inception (September 12, 2007) to June 30, 2008 was $7,418.

NOTE 4 – COMMON STOCK

The Company is authorized to issue 25,000,000 preferred shares at a par value of $0.001 per share. These shares have full voting rights.  At June 30, 2008, there were zero shares outstanding.

The Company is authorized to issue 50,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights.  At June 30, 2008, there were 7,000,000 shares outstanding.

NOTE 5 – INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109), which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.  Under SFAS No. 109, income tax expense consists of taxes payable for the year and the changes during the year in deferred assets and liabilities.  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases and financial reporting bases of assets and liabilities.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The following table sets forth the significant components of the net deferred tax assets as of June 30, 2008:

June 30, 2008
Net operating loss carry forward	$21,490
Total deferred tax assets	7,307
Less: valuation allowance	(7,307)
Net deferred tax assets	$-

For the quarter ended June 30, 2008, income taxes were offset by the utilization of a portion of the net operating loss carryforward.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company leases a 1,200 square foot warehouse space on a month to month basis for $400 per month. Rent expense was $2,400 for the period ended June 30, 2008 and $3,200 for the period from inception (September 12, 2007) to June 30, 2008.

NOTE 7 – RELATED PARTY TRANSACTIONS

The President and a Stockholder of the Company has advanced the Company $14,931 as of June 30, 2008 for working capital. No interest is paid on this advance.

Under a contract with the Company beginning November 6, 2007 and ending December 31, 2009, the President provides general management services to the Company for $3,000 to $4,000 per month.  Expense incurred under this contract totaled $22,346 for the six months ended June 30, 2008 and $29,676 for the period from inception (September 12, 2007) to June 30, 2008.

NOTE 8– FINANCIAL CONDITION AND GOING CONCERN

The Company has minimal operations and has negative working capital of $20,929. Because of this negative working capital and limited operating history and limited operations, the Company may require additional working capital to survive. The Company intends to raise additional working capital either through private placements or bank loans or sale of common stock. There are no assurances that the Company will be able to either of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital cannot be generated, the Company may not be able to continue its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 – RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for consistently measuring fair value under GAAP and expands disclosures about fair value measurements. SFAS No. 157 became effective for the Company on January 1, 2008. SFAS No. 157 establishes a hierarchy in order to segregate fair value measurements using quoted prices in active markets for identical assets or liabilities, significant other observable inputs and significant unobservable inputs. For assets and liabilities that are measured at fair value on a recurring basis, SFAS No. 157 requires disclosure of information that enables users of financial statements to assess the inputs used to determine fair value based on the aforementioned hierarchy. See Note 11 for further information regarding our assets and liabilities that are measured at fair value on a recurring basis.

In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-2 “Partial Deferral of the Effective Date of Statement 157”. FSP 157-2 delays the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company has adopted SFAS No. 157 as of January 1, 2008 related to financial assets and financial liabilities. Refer to Note 11 for additional discussion on fair value measurements. The Company is currently evaluating the impact of SFAS No. 157 related to nonfinancial assets and nonfinancial liabilities on the Company’s financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 was effective for the Company on January 1, 2008. However, the Company has not elected to apply the provisions of SFAS No. 159 to any of our financial assets and financial liabilities, as permitted by the Statement.

NOTE 10 – ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS No. 141(R)”) which replaces SFAS No. 141, Business Combinations, and requires the acquirer of a business to recognize and measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at fair value. SFAS No. 141(R) also requires transaction costs related to the business combination to be expensed as incurred. SFAS No. 141(R) is effective for business combinations for which the acquisition date is on or after fiscal years beginning after December 15, 2008. Management does not believe that adoption of this statement will have a material impact on the Company’s consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS No. 160”). This Statement amends ARB No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the effect that the adoption of SFAS No. 160 will have on our consolidated financial position, results of operations and cash flows.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

In June 2008, the Securities and Exchange Commission announced that it has approved a one-year extension of the compliance data for smaller public companies to meet the section 404(b) auditor attestation requirement of the Sarbanes-Oxley Act.  With the extension, small companies will now be required to provide the attestation reports in their annual reports for the fiscal years ending on or after December 15, 2009.

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus.  If given or made, such other information or representation'; must not he relied upon as having been authorized by the Company or by any Underwriter.  This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

           TABLE OF CONTENTS
Prospectus Summary	2
Corporate Information	2
Summary Financial Data	2
Risk Factors	3
Forward Looking Statements	6
Dilution	6
Plan of Distribution	8
Use of Proceeds	9
Description of Business	10
Management’s Discussion and Plan of Operations	16
Description of Property	17
Director’s, Executive Officers and Significant Employees	17
Remuneration of Officers and Directors	18
Interest of Management and Others in Certain Transactions	18
Principal Shareholders	19
Significant Parties	19
Securities Being Offered	20
Relationship with Issuer of Experts Named in Registration Statement	20
Legal Proceedings	20
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	20
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	20
Legal Matters	21
Experts	21
Dividend Policy	21
Capitalization	22
Transfer Agent	22
Financial Statements	F-1

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.          Indemnification of Directors and Officers

Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Revised Statutes, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Nine of our Articles of Incorporation states:

The corporation shall indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the State of Nevada.
Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law.

Item 2.          Other Expenses of Issuance and Distribution

All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company.

The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

	Minimum	Maximum
SEC Filing Fee	$64	$64
Printing and Engraving Expenses	1,000	5,000
Legal Fees and Expenses	2,500	15,500
Edgar Fees	2,800	2,800
Accounting Fees and Expenses	3,000	3,000
Blue Sky Fees and Expenses	4,500	7,000
Miscellaneous	2,905	405
TOTAL	$16,769	$33,769

As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 3.        Undertakings
1(a)	Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act (230.415 of this chapter), that the small business issuer will:
         (1)    File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
                (i)    Include any prospectus required by section 10(a)(3) of the Securities Act; and
                (ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                (iii)    Include any additional or changed material information on the plan of distribution.
         (2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
         (3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         (4)    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:
                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter ahs been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

   1(b)                      If the small business issuer is subject to Rule 430C, for the purpose of determining liability to any purchaser, the small business issuer will:

For each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Item 4.          Unregistered Securities Issued or Sold Within One Year

In September 2007, the Company issued 7,000,000 shares of common stock in exchange for 100 % of the outstanding common stock of Hall Tees, LLC, a Texas corporation established in 2007. Of the 7,000,000 shares issued, the President received 6,450,000 shares and two other investors received 250,000 and 300,000, each receiving their stock for their respective ownership in Hall Tees, LLC, the Texas corporation. At the date of exchange, the equity received for these shares was $70,000. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction in September 2007, the shareholders of a private corporation received their respective shares for their ownership of Hall Tees & Promotions, LLC which they received for equity in that company of $70,000. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rowlett, State of Texas, on October 17, 2008.

Hall Tees, Inc.

By: /s/ WilliamLewis
William Lewis, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates stated.

Signature	Title	Date

/s/ William Lewis	Sole Director, President, Secretary, and Treasurer	October 17, 2008
William Lewis

/s/ William Lewis	Chief Executive Officer	October 17, 2008
William Lewis

/s/ William Lewis	Chief Financial Officer	October 17, 2008
William Lewis

/s/ William Lewis	Chief Accounting Office	October 17, 2008
William Lewis

Item 5.       Exhibit

                The following Exhibits are filed as part of the Registration Statement:

Exhibit No.	Identification of Exhibit
2.1	-Articles of Incorporation
2.4*	-By Laws
3.1	-Specimen Stock Certificate
4.1*	-Form of Subscription Agreement
10.1	-Combination Agreement
10.2	-Loan Agreement
22.1	-Subsidiaries of the Registrant
23.1	-Consent of Rotenberg & Co., LLP, CPA’s
23.2	-Opinion and Consent of The Law Firm of J Hamilton McMenamy, P.C.

* Filed previously